EXHIBIT 10.2

BORGWARNER INC.
2023 STOCK INCENTIVE PLAN
SECTION 1.Purpose and Effective Date.
1.1Purpose. The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company, its subsidiaries and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in stockholder value.
1.2Effective Date. The Plan will become effective, and Awards may be granted under the Plan, on and after the date the Company’s stockholders approve the Plan (the “Effective Date”). The Plan will terminate as provided in Section 16.1. Upon the Effective Date, the Prior Plan will terminate and no new awards will be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding will continue to be subject to all the terms and conditions of the Prior Plan.
SECTION 2.Definitions.
For purposes of the Plan, the following terms are defined as set forth below:
2.1“Affiliate” means a corporation or other entity controlled by the Company and designated by the Committee as such.
2.2“Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Stock Unit, Performance Unit, Performance Stock Unit or Cash Incentive Award granted pursuant to the Plan.
2.3“Award Agreement” means a written agreement or notice memorializing the terms and conditions of an Award.
2.4“Board” means the Board of Directors of the Company.
2.5“Breach of Conduct” means, for purposes of the Plan, any of the following:
(a)actions by the participant resulting in the termination of the participant’s employment with the Company or any Affiliate for Cause,
(b)the participant’s violation of the Company’s Code of Ethical Conduct where such business standards have been distributed or made available to the participant,
(c)the participant’s unauthorized disclosure to a third party of confidential information, intellectual property, or proprietary business practices, processes, or methods of the Company; or willful failure to protect the Company’s confidential information, intellectual property, proprietary business practices, processes, or methods from unauthorized disclosure, or
(d)the participant’s soliciting, inducing, or attempting to induce employees of the Company and its Affiliates to terminate their employment with the Company or an Affiliate.
2.6“Cash Incentive Award” means the right granted under Section 12 to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met).

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2.7“Cause” means:
(a)the participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude under Federal law or the law of the state in which such action occurred,
(b)the participant’s commission of any material act or omission involving dishonesty or fraud with respect to the Company or any of its Affiliates or any of the customers, vendors or suppliers of the Company or its Affiliates,
(c)dishonesty in the course of fulfilling the participant’s employment duties,
(d)the participant’s misappropriation of material funds or assets of the Company for personal use or any act of theft or fraud as determined by the Company,
(e)the participant’s engagement in harassment or discrimination based on a legally protected status with respect to any employee of the Company or any of its subsidiaries,
(f)the participant’s breach of material Company policy,
(g)the participant’s refusal to perform lawful duties as directed in good faith by the Company,
(h)willful and deliberate failure on the part of the participant to perform his employment duties in any material respect,
(i)the participant’s substantial or repeated neglect of duties (even if not willful and deliberate) after notice and an opportunity to cure,
(j)the participant’s gross negligence or willful misconduct that results or is reasonably expected to result in substantial harm to the Company (either singly or on a consolidated basis), or
(k)the participant’s breach of written obligations to the Company or any subsidiary in respect of confidentiality and/or the use or ownership of proprietary information.
2.8“CEO” means the chief executive officer of the Company or any successor corporation.
2.9“Change in Control” has the meaning set forth in Section 15.2.
2.10“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Any reference to a section of the Code shall include all the rules and regulations promulgated thereunder.
2.11“Commission” means the Securities and Exchange Commission or any successor agency.
2.12“Committee” means the Committee referred to in Section 3.1.
2.13“Company” means BorgWarner Inc., a Delaware corporation.

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2.14“Disability” means that the participant:
(a)is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or
(b)is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering the Company’s employees, or
(c)is determined to be permanently disabled by the Social Security Administration.
“Disability” shall be determined by the plan administrator of the RSP under the disability claims procedures of the RSP but applying the foregoing definition of “Disability.”
2.15“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Any reference to a section of the Exchange Act shall include all the rules and regulations promulgated thereunder.
2.16 “Fair Market Value” means, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price on that date on the national securities exchange on which the Shares are then listed (including without limitation, the New York Stock Exchange or the NASDAQ Stock Market), as reported on the composite tape or other reporting system of such exchange, or if no sales of Shares occur on such exchange on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on that date, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its sole discretion.
2.17“Full-Value Award” means Restricted Stock, Stock Units, Performance Stock Units and any other Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.
2.18“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
2.19“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
2.20“Performance Goals” means a target or targets of performance (which may be objective or subjective) as established by the Committee in its sole discretion. A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur.
2.21“Performance Period” means the period of one year or longer established by the Committee in connection with the grant of an Award for which the Committee has established Performance Goals.

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2.22“Performance Unit” means an Award granted under Section 10, the value of which is expressed in terms of cash or in property other than Stock.
2.23“Performance Stock Unit” means an Award granted under Section 11, the value of which is expressed in terms of, or valued by reference to, a Share.
2.24“Plan” means the BorgWarner Inc. 2023 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.
2.25“Prior Plan” means the BorgWarner Inc. 2018 Stock Incentive Plan.
2.26“Restricted Stock” means an Award granted under Section 8.
2.27“Restricted Stock Agreement” means an Award Agreement memorializing the terms and conditions of a grant of Restricted Stock.
2.28“Restriction Period” means, for purposes of an Award granted under Section 8, the time or times within which such Award may be subject to forfeiture and during which the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.
2.29“Retirement” means, the participant’s Termination of Employment with the Company and all Affiliates:
(a)on or after the last day of the calendar month coincident with or immediately following the day on which the participant attains age 55 if the participant has been credited with at least 10 Years of Service, or
(b)in the case of Section 8 (Restricted Stock), Section 9 (Stock Units), Section 10 (Performance Units), and Section 11 (Performance Stock Units) only, with the written consent of the Company that such Termination of Employment shall constitute “Retirement”.
2.30 “RSP” means the BorgWarner Inc. Retirement Savings Plan, or any successor plan thereto.
2.31“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time or any successor definition adopted by the Commission.
2.32“Share” means a share of Stock.
2.33“Specified Employee” means a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code and using the methodology selected by the Company from time to time (including any permitted alternate means selected by the Company to identify specified employees), or if none, the default methodology provided by applicable Income Tax Regulations.
2.34“Stock” means common stock, par value $.01 per share, of the Company.
2.35“Stock Appreciation Right” means a right granted under Section 7.
2.36“Stock Option” means an option granted under Section 6 to purchase Shares at a stated price for a specified period of time.

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2.37“Stock Unit” means a right granted under Section 9 to receive a Share or cash in an amount equal to the Fair Market Value of a Share sometime in the future.
2.38 “Termination of Employment” means the termination of the participant’s employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. In the case of a participant who is a member of the Board but not an employee of the Company or any subsidiary or Affiliate, “Termination of Employment” means the termination of the participant’s services as a member of the Board. For purposes of Section 15.1(b), a Termination of Employment” must constitute a “Separation from Service” for purposes of Section 409A of the Code.
2.39“Year of Service” means each twelve (12) month period of employment (or fraction of a 12-month period of employment) with the Company or any subsidiary or Affiliate, based on the participant’s aggregate elapsed time of employment. Credit toward Years of Service runs continuously beginning on the first day a participant performs an hour of service (upon initial employment or reemployment) and ending on the date of the participant’s Termination of Employment. Any period during which a participant is on an authorized leave of absence will be considered as service for determining Years of Service. If a participant is reemployed following a Termination of Employment, the participant’s Years of Service, including fractional years, credited before the Termination of Employment will be restored after the participant performs an hour of service after reemployment.
In addition, certain other terms used herein have definitions given to them in the first place in which they are used.
SECTION 3.Administration.
3.1Compensation Committee Administration. Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed of not less than three (3) members of the Board, each of whom shall be appointed by and serve at the pleasure of the Board and who shall also be:
(a)“non-employee directors” within the meaning of Rule 16b-3, and
(b)“independent directors” within the meaning of any applicable stock exchange rule.
3.2Awards Granted to the Board. With respect to Awards granted to members of the Board who are not officers or employees of the Company, a subsidiary, or an Affiliate, the Plan shall be administered by the Committee subject to the approval of a majority of all members of the Board (including members of the Committee) who are “non-employee directors” within the meaning of Rule 16b-3 and “independent directors” with the meaning of any applicable stock exchange rule. With respect to such Awards, all references to the “Committee” contained in the Plan shall be deemed and construed to mean the Committee, the decisions of which shall be subject to the approval of a majority of such members of the Board who are both “non-employee directors” within the meaning of Rule 16b-3 and “independent directors” within the meaning of any applicable stock exchange rule.
3.3Committee Authority. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

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(a)to interpret the provisions of the Plan or any agreement covering an Award;
(b)to select the officers, employees and directors to whom Awards may from time to time be granted;
(c)to determine whether and to what extent Awards are to be granted hereunder and the type or types of Awards to be granted;
(d)to determine the number of Shares to be covered by each Award granted hereunder;
(e)to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the exercise price (subject to Section 6.3(a)), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine);
(f)to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time to the extent required or permitted by the Plan or by applicable law, including but not limited to any clawback requirements or policy of the Company as may be in effect from time to time;
(g)to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan;
(h)to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred; and
(i)to determine under what circumstances a Stock Option or a Stock Appreciation Right may be settled in cash or Stock under Section 6 or Section 7, respectively.
3.4Grants by the CEO. The Committee may authorize the CEO to grant Awards pursuant to the terms of the Plan with respect to thirty-three thousand nine hundred (33,900)1 Shares or fewer per individual, per year, to:
(a) officers and employees of the Company and its subsidiaries and Affiliates who are not, at the time of grant, subject to Section 16 of the Exchange Act; and
(b) any individual as an inducement to accept an offer of employment (including Awards to individuals who may become, upon accepting an offer of employment, officers of the Company and its subsidiaries and Affiliates who are subject to Section 16 of the Exchange Act).
Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, the CEO shall have the authority of the Committee described in Sections 3.3(a),
1 Adjusted by a factor of 1.13 to reflect spinoff of PHINIA as contemplated in section 4.4.

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3.3(b), 3.3(c), and 3.3(d) with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.
3.5Committee Actions. The Committee may act only by a majority of its members then in office, except that the members thereof may:
(a)delegate all or a portion of the administration of the Plan to one or more officers of the Company, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act, and
(b)authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
3.6Determinations Final. Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to the Plan or any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.
3.7Indemnification. In addition to such other rights of indemnification from the Company as they may have, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
SECTION 4.Stock Subject To Plan; Individual Limitations.
4.1Share Reserve. Subject to adjustment as provided herein, 11,300,0002 Shares are reserved for issuance under the Plan, all of which may be issued pursuant to the exercise of Incentive Stock Options. The Stock to be delivered under the Plan may be made available from authorized but unissued Shares, treasury stock, or Shares purchased on the open market. The aggregate number of Shares reserved under this Section 4.1 shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, that may be payable with respect to the Award, as determined at the time of grant.
4.2Replenishment of Shares. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award, (iv) an Award that is denominated in Shares (in whole or in part) is settled in cash or (v) Shares are issued under any Award and the Company subsequently reacquires them
2 Adjusted by a factor of 1.13 to reflect spinoff of PHINIA as contemplated in section 4.4.

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pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under the Plan, but Shares recredited to the Plan’s reserve pursuant to clause (v) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (x) Shares purchased by the Company using proceeds from Option exercises; (y) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement in Shares of an outstanding Stock Appreciation Right; or (z) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.
4.3Individual Award Limits. Subject to adjustment as provided in Section 4.4, during any fiscal year of the Company, no individual non-employee director may be granted:
(a)Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or Performance Stock Units that, in total, could result in a maximum payout on settlement of more than thirty-three thousand nine hundred (33,900)3 Shares, but excluding from this limitation any additional Stock Units or Shares credited to the participant as dividend equivalents on any Award or cash or stock dividends on Restricted Stock that are paid or credited to a participant as additional Restricted Stock; and
(b)an Award or payment or payment right outside the Plan that is payable or settleable in cash (or property other than Shares) that could result in a maximum payment of more than four hundred fifty thousand dollars ($450,000), but excluding from this limitation any additional amounts paid or credited to a participant as interest or dividend equivalents on any Award.
4.4Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock, other change in corporate structure affecting the Stock or any other event, which other event the Committee determines necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust any or all of the following:
(a)the number and type of Shares reserved for issuance and future grant under the Plan and the individual award limits under the Plan;
(b)the exercise, purchase or grant prices with respect to any Award;
(c)the number and type of Shares subject to outstanding Awards;
(d)the maximum number of Shares that may be issued as ISOs set forth in Section 4.1; and
(e)the Performance Goals of an Award,
and in all cases subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws and rules of the stock exchange on which the Shares are then traded. Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or stock split or combination of the Shares (including a reverse stock split), if no action is taken by the Committee,
3 Adjusted by a factor of 1.13 to reflect spinoff of PHINIA as contemplated in section 4.4.

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adjustments contemplated by this Section that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or stock split or combination of the Shares.
However, if any adjustment results in fractions of a Share, such fractional shares shall not be issued and shall be canceled for no consideration. Notwithstanding the forgoing, no adjustment will be made to outstanding Stock Options if (i) the adjustment would cause the Stock Options to provide for a deferral of compensation subject to Section 409A of the Code (and any applicable related regulations and guidance) or (ii) in the case of Incentive Stock Options, such adjustment would cause the Plan to violate Section 422 of the Code.
If any of the transactions or events described in this Section constitutes a Change in Control or occurs subsequent to any Change in Control occurring after the Effective Date, then, subject to participants’ rights under Section 15 and the cash payment provisions of the following sentence, and unless the Committee otherwise determines prior to the first Change in Control occurring after the Effective Date, proportionate adjustments of the type described in this Section shall be made automatically such that the full economic value of the Awards to participants that are outstanding at the time of the transaction or event shall be preserved and not diminished as a result of the transaction or event. If any of the events described in this Section occur, the Committee may also (or in lieu of the adjustments described in this Section) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of the Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change in Control, then (i) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under Section 15, (ii) if Section 15 applies to the Award, such payment shall be allowed only to the extent Section 15(b) would allow acceleration of exercisability, vesting, issuance of shares or other payment in respect of such Award in connection with the Change in Control and (iii) from and after the Change in Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this Section. Further, and without limitation, subject to a participant’s rights under Section 15, in the event of any such merger or similar transaction, stock dividend, stock split or combination of Shares, distribution or other event described above, whether or not constituting a Change in Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, securities, cash or other property to which holders of Shares are or will be entitled with respect to each Share pursuant to the transaction.
SECTION 5.Eligibility.
The Committee may grant Awards under the Plan to any of the following individuals: (i) officers and other employees of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates, as determined by the Committee, (ii) any individual that the Company, a subsidiary or an Affiliate has engaged to become an officer or employee and (iii) directors of the Company.

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SECTION 6.Stock Options.
6.1Types. Stock Options granted under the Plan may be of two types: Incentive Stock Options and Non-Qualified Stock Options, provided however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.
6.2Grant. The Committee shall have the authority to grant participants Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). The grant of a Stock Option shall be evidenced by an Award Agreement, which shall be delivered to the optionee and indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to receive a grant of a Stock Option, determines the number of Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option.
6.3Option Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and any additional terms and conditions as the Committee shall deem desirable:
(a)Exercise Price. The exercise price per Share purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, provided that the exercise price shall never be less than the Fair Market Value of the Shares subject to the Stock Option on the date of grant.
(b)Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date of grant.
(c)Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.
6.4Exercise. Stock Options may be exercised by following the procedures the Committee establishes from time to time. The exercise price shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) at the time of exercise or, if and to the extent set forth in the Award Agreement, may also be paid by one or more of the following:
(a)in the form of unrestricted Stock already owned by the optionee having a Fair Market Value on the date of exercise equal to the exercise price; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Stock Option is granted;
(b)by requesting that the Company withhold from the number of Shares otherwise issuable upon exercise of the Stock Option that number of shares having an

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aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the Shares subject to such exercise; or
(c)by a combination thereof, in each case in the manner provided in the Award Agreement.
In the discretion of the Committee and if not prohibited by law, payment for any Shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company or its agent, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
6.5Rights as a Stockholder. No Shares shall be issued until full payment of the option exercise price has been made. An optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 18.4, but shall have no rights of a stockholder of the Company prior to such notice of exercise, full payment, and if requested providing the representation described in Section 18.4. For the avoidance of doubt, in no event will dividends or dividend equivalents be distributed to a participant unless, until and to the same extent as the related shares of Stock have vested.
6.6Cash Out. On receipt of a notice of exercise of a Stock Option, the Committee may elect to cash out all or part of the portion of the Shares for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Shares over the exercise price times the number of Shares for which the Option is being exercised on the effective date of such cash out.
SECTION 7.Stock Appreciation Rights.
7.1Grant. Stock Appreciation Rights may be granted as Awards under the Plan and may be granted alone or in addition to other Awards under the Plan. Each grant of a Stock Appreciation Right shall be confirmed by, and be subject to the terms of, an Award Agreement.
7.2Stock Appreciation Rights Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:
(a)A Stock Appreciation Right shall be exercisable as determined by the Committee and specified in the Award Agreement, but in no event after ten years from the date of grant. A Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of Shares as to which Stock Appreciation Right is being exercised.
(b)The base price of a Stock Appreciation Right shall not be less than the Fair Market Value of a Share on date of grant.
(c)Upon the exercise of a Stock Appreciation Right, a participant shall be entitled to receive an amount in cash, Shares, or a combination thereof, as determined by the Committee in its discretion, equal to the product of (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a Share on the date of

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exercise of the Stock Appreciation Right, and (ii) the number of Shares as to which such Stock Appreciation Right shall have been exercised.
7.3No Rights as a Stockholder. In the case of any Stock Appreciation Right providing for, or in which the Committee has determined to make, payment in whole or in part in Stock, the holder thereof shall have no rights of a stockholder of the Company prior to the proper exercise of such Stock Appreciation Right, and if requested, prior to providing the representation described in Section 18.4, and the issuance of Stock in respect thereof. For the avoidance of doubt, in no event will dividends or dividend equivalents be distributed to a participant unless, until and to the same extent as the related shares of Stock have vested.
SECTION 8.Restricted Stock.
8.1Grant. The Committee shall determine the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the Restriction Period and any other terms and conditions of the Awards. Each grant of Restricted Stock shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.
The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance measures of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or upon such other factors or criteria as the Committee shall determine. Where the grant or vesting of Restricted Stock is subject to the attainment of one or more Performance Goals, such shares of Restricted Stock shall be released from such restrictions only after the attainment of such Performance Goals has been certified by the Committee, unless the Committee determines otherwise.
The provisions of Restricted Stock Awards need not be the same with respect to each participant.
8.2Issuance of Restricted Stock; Stop Transfer Orders and Legends. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. All shares of Restricted Stock shall be subject to such stop transfer orders or bear such legends as the Committee may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange.
8.3Termination of Employment. Shares of Restricted Stock shall be subject to the following terms and conditions:
(a)Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 8.3(b) and 15.1(b)(2), upon a participant’s Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.
(b)Except to the extent otherwise provided in Section 15.1(b)(2), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of a participant’s shares of Restricted Stock in the event that such participant’s employment is involuntarily terminated (other than for Cause), or in the event of the participant’s death, Disability, or Retirement, or the Committee may provide for such waiver in the applicable Award Agreement.
8.4Rights as a Stockholder; Dividends. Except as provided in this Section 8 and the applicable Restricted Stock Agreement, the participant shall have, with respect to the shares of

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Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends, provided, however, that cash dividends will either, at the discretion of the Committee, (i) be automatically deferred and reinvested in additional Restricted Stock that shall be subject to the same restrictions, terms and conditions, including the vesting period, as the original grant of Restricted Stock, or (ii) be paid out in cash at the time that the Restricted Stock vests. If dividends are credited to the participant as additional shares of Restricted Stock, then the number of additional shares of Restricted Stock that shall be credited to the participant shall not exceed the amount that is the result of multiplying the number of shares of Restricted Stock held by the participant on the dividend record date by the dividend paid on each Share, and then dividing the amount by the Fair Market Value of a Share on the dividend payment date. For the avoidance of doubt, in no event will dividends be distributed to a participant unless, until and to the same extent as the underlying Restricted Stock vests.
SECTION 9.Stock Units.
9.1Grant. The Committee shall determine the time or times at which grants of Stock Units will be awarded, the number of Stock Units to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in Section 9.2. The provisions of Stock Units Awards need not be the same with respect to each participant. Each grant of Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement.
9.2Terms and Conditions. All grants of Stock Units shall be subject to the following terms and conditions.
(a)Except to the extent otherwise provided in the applicable Award Agreement and Section 9.2(b) and Section 15.1(b)(3), upon a participant’s Termination of Employment for any reason prior to the date on which Stock Units awarded to the participant shall have vested, all rights to receive cash or Stock in payment of such Stock Units shall be forfeited by the participant.
(b)The Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of a participant’s Stock Units in the event that such participant’s employment is involuntarily terminated (other than for Cause), or in the event of the participant’s death, Disability, or Retirement, or the Committee may provide for such waiver in the applicable Award Agreement.
(c)In any case in which the Committee has waived, in whole or in part, any or all remaining payment limitations with respect to any or all of a participant’s Stock Units, payment of such participant’s Stock Units shall occur on the time(s) or event(s) otherwise specified pursuant to Section 9.2(e), in such participant’s Award Agreement.
(d)With respect to any grant of Stock Units, the participant who receives such grant shall acquire no rights of a stockholder unless and until the participant becomes the holder of Shares delivered to such participant with respect to such Stock Units.
(e)The Award Agreement for each award of Stock Units shall specify the time(s) or event(s) of payment of vested Stock Units, which time(s) or event(s) shall be limited to one or more of the following:
(1)the date on which the Stock Units shall have vested,
(2)the date of the participant’s Termination of Employment, or

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(3)a specified date.
In the case of an Award of Stock Units providing for payment upon the vesting of the Stock Units, payment shall be made as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the vesting of the Stock Units occurs. In the case of an Award of Stock Units providing for payment upon Termination of Employment, payment shall be made on or after the Termination of Employment in the year in which the Termination of Employment occurs, except that in the case of a Specified Employee, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs or, if earlier, the date of the participant’s death. In the case of an Award of Stock Units providing for a specified date for payment, payment shall be made as soon as practicable on or after the specified date, but in no event no later than December 31 of the year in which the specified date occurs.
(f)On the time(s) or event(s) specified in the applicable Award Agreement for the payment of cash or Stock with respect to vested Stock Units, the Company shall deliver to the participant either (1) a number of Shares equal to the number of vested Stock Units, or (2) cash equal to the Fair Market Value of such number of Shares. The form of payment shall be determined by the Committee in its discretion or as provided in the applicable Award Agreement.
9.3Dividend Equivalents. The Committee may in its discretion provide that a participant shall be entitled to receive dividend equivalents on outstanding Stock Units. Such dividend equivalents may, as determined by the Committee at the time the Award is granted, be:
(a)paid in cash at the time the Stock Unit to which it relates is settled;
(b)credited to the participant as additional Stock Units, which shall vest and be settled at the same time as the Stock Unit to which it relates; or
(c)paid or credited (as appropriate) in any combination of cash and additional Stock Units; provided that in no event may dividend equivalents relating to a Stock Unit provide for payment prior to such Stock Unit’s vesting and, notwithstanding anything to the contrary herein, dividend equivalents paid or credited with respect to Stock Units shall only be paid out to or earned by a participant to the extent that the vesting conditions applicable to the underlying Stock Units are satisfied.
If dividend equivalents are credited to the participant as additional Stock Units, then the number of additional Stock Units that shall be credited to the participant with respect to any dividend on Stock shall not exceed the amount that is the result of multiplying the number of Stock Units credited to the participant on the dividend record date by the dividend paid on each Share and then dividing this amount by the Fair Market Value of a Share on the dividend payment date.
For the avoidance of doubt, in no event will dividends or dividend equivalents be distributed to a participant unless, until and to the same extent as the related shares of Stock or Stock Units have vested.
SECTION 10.Performance Units.
10.1Grant. The Committee shall determine the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition

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to those contained in Section 10.2. Each grant of Performance Units shall be confirmed by, and be subject to, the terms of an Award Agreement.
10.2Terms and Conditions. Performance Units shall be subject to the following terms and conditions.
(a)The Committee may condition payment with respect to Performance Units on the attainment of Performance Goals. The Committee may also condition Performance Unit payments upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each participant.
(b)Except to the extent otherwise provided in the applicable Award Agreement, Section 10.2(c) and Section 15.1(b)(4), upon a participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, all rights to receive cash or Stock in payment of the Performance Units shall be forfeited by the participant.
(c)The Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant’s Performance Units in the event that such participant’s employment is involuntarily terminated (other than for Cause), or in the event of the participant’s death, Disability, or Retirement, or the Committee may provide for such waiver in the applicable Award Agreement.
(d)In any case in which the Committee has, prior to the expiration of the Performance Period, waived, in whole or in part, any or all payment limitations with respect to a participant’s Performance Units, such participant shall receive payment with respect to his or her Performance Units in the year following the year in which the Performance Period ends or would have ended, at the same time as the Committee has provided for payment to all other Award recipients.
(e)At the expiration of the Performance Period, unless otherwise determined by the Committee, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Units granted to the participant that have been earned, and the cash value thereof. The Company shall then deliver to the participant either a cash payment equal in amount to the cash value of the Performance Units or Shares equal in value to the cash value of the Performance Units, with the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.
SECTION 11.Performance Stock Units.
11.1Grant. The Committee shall determine the time or times at which Performance Stock Units shall be awarded, the number of Performance Stock Units to be awarded to any participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 11.2. Each grant of Performance Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement. Performance Stock Units may be conditioned upon the attainment of Performance Goals and continued employment or service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

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11.2Terms and Conditions.
(a)Unless otherwise provided in Section 11.2(b) or Section 15.1(b)(4), upon a participant’s Termination of Employment during the Performance Period or before any applicable Performance Goals are satisfied, all rights to receive cash or Stock in payment of the Performance Stock Units shall be forfeited.
(b)Except to the extent otherwise provided in Section 15.1(b)(4), the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all such participant’s Performance Stock Units in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s death, Disability, or Retirement, or the Committee may provide for such waiver in the applicable Award Agreement.
(c)In any case in which the Committee has waived, in whole or in part, prior to the expiration of the Performance Period, any or all payment limitations with respect to a participant’s Performance Stock Units, such participant shall receive payment with respect to his or her Performance Stock Units in the year following the year in which Performance Period ends, at the same time as the Committee has provided for payment to all other Award recipients.
(d)At the expiration of the Performance Period, unless otherwise determined by the Committee, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Stock Units granted to the participant which shall have been earned, and the cash value thereof. The Company shall then deliver to the participant either (1) a number of Shares equal to the number of Performance Stock Units determined by the Committee to have been earned, or (2) cash equal to the Fair Market Value of such number of Shares, as determined by the Committee in its discretion or as provided in the applicable Award Agreement. Payment shall occur as soon as administratively practicable thereafter, but in no event later than March 15 of the year following the year in which the Performance Period ends.
11.3Dividend Equivalents. The Committee may in its discretion provide that a participant shall be entitled to receive dividend equivalents on outstanding Performance Stock Units. Such dividend equivalents may, as determined by the Committee at the time the Award is granted, be:
(a)paid in cash at the time the Performance Stock Units to which it relates are settled;
(b)credited to the participant as additional Performance Stock Units, which shall vest and be earned and settled at the same time as the Performance Stock Units to which they relate; or
(c)paid or credited (as appropriate) in any combination of cash and additional Performance Stock Units;
provided that in no event may dividend equivalents relating to Performance Stock Units provide for payment prior to the time at which such Performance Stock Units are earned and vested and, notwithstanding anything to the contrary herein, dividend equivalents paid or credited with respect to Performance Stock Units shall only be paid out to or earned by a participant to the extent that the vesting and performance conditions applicable to the underlying Performance Stock Units are satisfied.

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If dividend equivalents are credited to the participant as additional Performance Stock Units, then the number of additional Performance Stock Units that shall be credited to the participant with respect to any dividend on Stock shall not exceed the amount that is the result of multiplying the number of Performance Stock Units credited to the participant on the dividend record date by the dividend paid on each Share and then dividing this amount by the Fair Market Value of a Share on the dividend payment date.
For the avoidance of doubt, in no event will dividends or dividend equivalents be distributed to a participant unless, until and to the same extent as the related shares of Stock or Performance Stock Units have vested.
SECTION 12.Cash Incentive Awards.
Subject to the terms of the Plan, the Committee will determine all terms and conditions of Cash Incentive Awards, including but not limited to the Performance Goals, the Performance Period, the potential amount payable, and the timing of payment; provided that the Committee must require that payment of all or any portion of the amount subject to the Cash Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a participant’s death, Disability, or Retirement or in the event that such participant’s employment is involuntarily terminated (other than for Cause). Notwithstanding the foregoing, nothing hereunder shall preclude or limit the Company or the Administrator from granting annual incentive awards that are solely payable in cash outside of the terms of the Plan.
SECTION 13.Minimum Vesting Period.
All Awards shall have a minimum vesting period of one year from the date of grant. For purposes of Awards granted to non-employee directors, “one year” may mean the period of time from one annual meeting of stockholders to the next annual meeting of stockholders, provided that such period of time is not less than 50 weeks. Notwithstanding the foregoing, the Committee may grant Awards with less than a one-year vesting requirement, provided such Awards do not relate to more than 5% of the number of shares reserved under Section 4.1.
SECTION 14.Repricing and Backdating Prohibited.
Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided for under the Plan, neither the Committee nor any other person may (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise or base price of such outstanding Options or Stock Appreciation Rights; (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise or base price of the original Options or Stock Appreciation Rights; or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise or base price above the current Fair Market Value of a Share in exchange for cash or other securities, in each case, without prior approval of the Company’s stockholders. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.
SECTION 15.Change in Control Provisions.
15.1Impact of Event. If a participant has in effect an employment, retention, change in control, severance or similar agreement with the Company, a subsidiary or any Affiliate that provides a more favorable result upon a Change in Control on the participant’s Awards, then such agreement shall control in respect of such Awards. In all other cases, unless the Committee

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provides for a more favorable result in an Award Agreement (in which case such Award Agreement shall control over the provisions hereof), in the event of a Change in Control:
(a)The successor or purchaser in the Change in Control transaction may assume an Award or provide a replacement award with terms and conditions at least as favorable as the terms and conditions in effect prior to the Change in Control, provided that any such assumed Award or replacement award shall:
(1)have substantially equivalent economic value to the Award (as determined by the Committee as constituted immediately prior to the Change in Control);
(2)relate to a class of equity that is (or will be within 5 business days following the Change in Control) listed to trade on a recognized securities market;
(3)provide the participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (to the extent consistent with Section 409A of the Code, if applicable), including all provisions applicable in respect of such Award that provide for accelerated vesting;
(4) with respect to Awards that vest upon the attainment of one or more Performance Goals, if the Change in Control occurs during the course of a Performance Period applicable to the Award, then (i) the Performance Goals shall be deemed to have been satisfied at the target level specified in the participant’s award agreement or, if greater, as otherwise specified by the Committee at or after grant, and (ii) any assumed or substituted award shall not include a performance objective, unless otherwise determined by the Committee as constituted immediately prior to the Change in Control; and
(5)have terms and conditions providing that, if within two (2) years following a Change in Control either (i) the successor or purchaser in the Change in Control transaction (or any affiliate thereof) terminates the participant’s employment or service without Cause or (ii) if the participant is subject to any employment, retention, change in control, severance or similar agreement with the successor, purchaser, the Company or any affiliate thereof under which the participant has the right to certain benefits if the participant terminates his or her employment or service for “good reason” (as such term is defined in such agreement), such participant does, in fact, terminate his or her employment or service for “good reason”, then the following provisions shall apply to any assumed Awards or replacement awards described herein:
(A)    Effective upon the date of the participant’s termination of employment or service, all of such participant’s outstanding Awards or replacement awards automatically shall vest (assuming, for any Award the vesting of which is subject to Performance Goals for which the Performance Period had not been completed as of the date of such termination, that such goals had been met at the target level); and

(B)    If the assumed Award or replacement award relates to a class of equity that is not then listed to trade on a recognized securities market, then, at the election of a participant, at the time of exercise or settlement of such Awards or replacement awards, the participant may elect to receive, in lieu of the issuance of

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such equity, a cash payment equal to the fair market value of the equity otherwise issuable thereunder (such payment calculated using the definition of “Fair Market Value” under the Plan as applied to the equity otherwise issuable under the assumed Award or replacement award).

(b)     If the successor or purchaser in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in clause (a), then immediately prior to the date of the Change in Control:
(1)Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.
(2)The restrictions applicable to any outstanding Restricted Stock shall lapse as of the date such Change in Control is determined to have occurred, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.
(3)The restrictions applicable to any outstanding Stock Units shall lapse as of the date such Change in Control is determined to have occurred, and such Stock Units shall become free of all restrictions and become fully vested. Payment for Stock Units that have vested as a result of this Section 15.1(b)(3) shall occur on the time(s) or event(s) otherwise specified in the Award recipient’s Award Agreement.
(4)The restrictions applicable to any outstanding Performance Units and Performance Stock Units shall lapse as of the date such Change in Control is determined to have occurred, the Performance Goals of all such outstanding Performance Units and Performance Stock Units shall be deemed to have been achieved at target levels, the relevant Performance Period shall be deemed to have ended on the effective date of the Change in Control, and all other terms and conditions thereto shall be deemed to have been satisfied. If due to a Change in Control, a Performance Period is shortened, then the target Performance Award initially established for such Performance Period shall be prorated by multiplying the initial target Performance Award by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months in the original Performance Period. Payment for such Performance Units and Performance Stock Units that vest as a result of the Change in Control shall be made in cash or Stock (as determined by the Committee) as promptly as is practicable upon such vesting, but in no event later than March 15 of the year following the year in which the Performance Units and Performance Stock Units shall have vested pursuant to this Section 15.1(b)(4). Payment for Performance Units and Performance Stock Units that have vested prior to the Change in Control as a result of the Committee’s waiver of payment limitations prior to the date of the Change in Control shall be made in cash or Stock (as determined by the Committee):
(A)in the year following the year in which the Performance Period would have otherwise ended absent a Change in Control, or
(B)if earlier, as soon as practicable in the year in which the Award recipient’s Termination of Employment occurs; provided, however, that in the case of a “Specified Employee” who becomes entitled

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to payment of Performance Units or Performance Stock Units under this Section 15.1(b)(4)(B) by reason of his or her Termination of Employment, payment shall be made on the first day of the seventh month following the month in which such Termination of Employment occurs, or, if earlier, the date of the Specified Employee’s death.
15.2Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:
(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:
(1)the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or
(2)the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);
provided, however, that for purposes of Section 15.2(a), the following acquisitions shall not constitute a Change in Control:
(W)any acquisition directly from the Company,
(X)any acquisition by the Company,
(Y)any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(Z)any acquisition by any corporation pursuant to a transaction described in paragraphs (1), (2) and (3) of Section 15.2(c); or
(b)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) and cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c)Consummation by the Company of a reorganization, statutory share exchange, merger or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity by the Company or any of its Subsidiaries (each of the foregoing, a “Business Combination”), in each case, unless, following such Business Combination,

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(1)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(2)no Person (excluding any corporation resulting from such Business Combination or any employee plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and
(3)at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, if an Award is considered deferred compensation subject to the provisions of Section 409A of the Code, and if a payment under such Award is triggered upon a “Change in Control,” then the foregoing definition shall be deemed amended as necessary to comply with Section 409A of the Code.
SECTION 16.Term, Amendment and Termination.
16.1Term of Plan. Unless terminated sooner by the Board, the Plan will terminate on the tenth (10th) anniversary of the date on which it has most recently been approved by the Company’s stockholders. Awards outstanding as of the date on which the Plan terminates shall not be affected or impaired by the termination of the Plan.
16.2Amendment by the Board. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would
(a)impair the rights of a participant under an Award theretofore granted without the participant’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or
(b)disqualify the Plan from the exemption provided by Rule 16b-3,

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except that the Board shall always have the authority to amend the Plan and the terms of any Award theretofore granted to take into account changes in law and tax and accounting rules.
16.3Amendment by the Committee. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except:
(a)to the extent required or permitted by the Plan or by applicable law, including but not limited to any clawback requirements or policy of the Company as may be in effect from time to time, or
(b)an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3.
16.4Approval by Stockholders. No amendment shall be made to the Plan without the approval of the Company’s stockholders to the extent such approval is required by law, rules of the stock exchange on which the Shares are then traded, or agreement.
SECTION 17.Cancellation and Rescission of Awards.
17.1Reasons for Cancellation or Recession. The Committee may cancel, declare forfeited, or rescind any unexercised, undelivered, or unpaid Award upon its determining that
(a)a participant has violated the terms of the Plan or the Award Agreement under which such Award has been made, or
(b)the participant has committed a Breach of Conduct.
In addition, for a period of one year following the exercise, payment or delivery of an Award, the Committee may rescind any such exercise, payment or delivery of an Award upon its determining that the participant committed a Breach of Conduct prior to the exercise, payment or delivery of the Award, or within six months thereafter subject to any clawback requirements or policy of the Company as may be in effect from time to time.
17.2Committee’s Determination Binding. In the case of an Award’s cancellation, forfeiture, or rescission due to a Breach of Conduct by reason of the participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude, the Committee’s determination that a participant has committed a Breach of Conduct, and its decision to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties. In all other cases, the Committee’s determination that a participant has violated the terms of the Plan or the Award, or has committed a Breach of Conduct, and the Committee’s decision to cancel, declare forfeited or rescind an Award or to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties unless the participant makes a written request to the Committee to review such determination and decision within thirty days of the Committee’s written notice of such actions to the participant. In the event of such a written request, the members of the Board who are “independent directors” within the meaning of the applicable stock exchange rule (including members of the Committee) shall review the Committee’s determination no later than the next regularly scheduled meeting of the Board. If, following its review, such directors approve, by a majority vote,
(a)the Committee’s determination that the participant violated the terms of the Plan or the Award or committed a Breach of Conduct, and

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(b)the Committee’s decision to cancel, declare forfeited, or rescind the Award, such determination and decision shall thereupon be conclusive, binding, and final on all parties.
17.3Rescinded Awards. In the event an Award is rescinded or recovered, the affected participant shall repay or return to the Company any cash amount, Stock, or other property received from the Company upon the exercise, payment or delivery of such Award (or, if the participant has disposed of the Stock or other property received and cannot return it, its cash value at the time of exercise, payment or delivery), and, in the case of Stock or other property delivered to the participant, any gain or profit realized by the participant in a subsequent sale or other disposition of such Stock or other property. Such repayment and (or) delivery shall be on such terms and conditions as the Committee shall prescribe.
17.4Disgorgement of Awards. Any Awards granted pursuant to the Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.
SECTION 18.General Provisions.
18.1Prohibition on Certain Dividends and Dividend Equivalent Payments. Notwithstanding anything to the contrary in the Plan, in no event may dividends or dividend equivalents be awarded with respect to Options, Stock Appreciation Rights or any other Award that is not a Full-Value Award; and, for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or dividend equivalents on unvested Awards for all equity Award types.
18.2Unfunded Status. The Plan constitutes an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
18.3Transferability. Participants shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any Award granted under the Plan, unless and to the extent the Committee allows a participant to designate in writing a beneficiary to exercise the Award or receive payment under the Award after the participant’s death, other than:
(a)by will or by the laws of descent and distribution, or, in the Committee’s discretion, pursuant to a written beneficiary designation,
(b)pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or
(c)in the Committee’s discretion, pursuant to a gift to such optionee’s “immediate family” members directly, or indirectly by means of a trust, partnership, or limited liability company, provided that the participant may not receive consideration for such transfer of an Award, provided that an Incentive Stock Option may only be transferred according to subsection (a).
Subject to the terms of the Plan and the relevant Award Agreement, all Stock Options shall be exercisable only by the optionee, guardian, legal representative or beneficiary of the

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optionee or permitted transferee, it being understood that the terms “holder” and “optionee” include any such guardian, legal representative or beneficiary or transferee. For purposes of this Section 18.3, “immediate family” shall mean, except as otherwise defined by the Committee, the optionee’s spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such transferees may transfer an Award only by will or by the laws of descent and distribution.
18.4Representations; Issuance of Shares. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. All Shares issued under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. All Shares delivered (whether in book-entry or certificated form) pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders or bear such legends as the Committee may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange.
The Company shall have no obligation to issue, or make a book -entry transfer or deliver certificates for, Shares under the Plan prior to:
(a)obtaining approval from any governmental agency which the Company determines is necessary or advisable,
(b)admission of such shares to listing on the stock exchange on which the Stock may be listed, and
(c)completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.
18.5Other Compensation. Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
18.6No Right to Employment. The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.
18.7Tax Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due to the participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then the Committee may permit a participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value

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equal to the amount to be withheld; provided that, to the extent needed for the Company and its Affiliates to avoid an accounting charge, the amount to be withheld in Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
18.8Right of First Refusal. At the time of grant, the Committee may provide in connection with any grant made under the Plan that the Shares received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.
18.9Reinvestment of Dividends. The reinvestment of cash dividends in additional shares of Restricted Stock, and the crediting of dividend equivalents or interest equivalents (if such interest equivalents are payable in Stock when distributed) on Stock Units or on the deferred payment of Stock Units, Performance Units or Performance Stock Units, shall only be permissible if sufficient shares of Stock are available under Section 4 (taking into account then outstanding Awards).
18.10Beneficiary Designations. The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.
18.11Code Section 409A. It is intended that Stock Options awarded pursuant to Section 6, Stock Appreciation Rights awarded pursuant to Section 7, and Restricted Stock awarded pursuant to Section 8 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code. It is further intended that Performance Stock Units and Performance Units granted pursuant to Sections 10 and 11 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code excepting, however, Performance Stock Units and Performance Units that become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period. It is also intended that Stock Units awarded pursuant to Section 9, and Performance Units and Performance Stock Units that are or become vested as a result of the Committee’s waiver of payment limitations prior to the end of the applicable Performance Period satisfy the requirements of Sections 409A(2) through (a)(4) of the Code in all material respects to the extent required to avoid the imposition of any additional tax upon a participant under Section 409A of the Code. The Plan shall be interpreted for all purposes and operated to the extent necessary to comply with the intent expressed in this Section 18.11.
18.12No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan to the contrary, the Company does not guarantee to any participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Section 409A of the Code shall be so exempt, (ii) any Award intended to comply with Section 409A of the Code or Section 422 of the Code shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
18.13Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be impaired or affected thereby. The invalid, illegal, or unenforceable

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provision shall be treated as amended to the minimum extent necessary to make the provision valid, legal, and enforceable and to accomplish the Company’s original objectives for establishing the Plan.
18.14Choice of Law; Legal Actions. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions. The exclusive venue for any legal action or proceeding with respect to this Plan or any Award, or for recognition and enforcement of any judgment in respect of this Plan or any Award, shall be a court sitting in Oakland County, Michigan. Any legal action or proceeding with respect to the Plan or any Award must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Any such legal action may be heard only in a “bench” trial, and any party to such action shall agree to waive his, her or its right to a jury trial.

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